UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 6, 2020
Date of Report (Date of earliest event reported)

 NATURAL HEALTH TRENDS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36849	59-2705336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 Units 1205-07, 12F, Mira Place Tower A, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

+852-3107-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NHTC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Natural Health Trends Corp. amended the Amended and Restated Bylaws of the Company (“Bylaws”) on February 6, 2020 to (1) conform Sections 3.9 and 6.2 of the Bylaws addressing the terms under which a director or stockholder of the Company may waive notice of a meeting to the terms of the Delaware General Corporation Law (by deleting the notice waiver provisions from Section 3.9 and referencing the Delaware General Corporation Law in Section 6.2) and (2) modify the forum selection clause set forth in Section 10.7 of the Bylaws to expressly provide that if the Delaware Court of Chancery does not have jurisdiction over certain specified types of actions or proceedings, then the federal district court for the District of Delaware shall have such jurisdiction.

The foregoing summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Second Amendment to the Amended and Restated Bylaws of Natural Health Trends Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2020

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amendment to the Amended and Restated Bylaws of Natural Health Trends Corp.